Exhibit 99.2

TARGA RESOURCES PARTNERS LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On February 27, 2015, Atlas Energy, L.P. (“ATLS”), Atlas Energy, LLC, which is the general partner of ATLS, Targa Resources Corp. (“TRC”) and Trident GP Merger Sub LLC, which is a newly formed subsidiary of TRC (“GP Merger Sub”), closed on a merger in accordance with the Agreement and Plan of Merger dated October 13, 2014 (the “ATLS Merger Agreement”), pursuant to which TRC acquired ATLS in a merger between ATLS and GP Merger Sub (the “ATLS Merger” or the “ATLS Acquisition”). As a result of the ATLS Merger, ATLS became a wholly owned subsidiary of TRC, and the general partner of ATLS is indirectly wholly owned by TRC.

Concurrently with the execution of the ATLS Merger Agreement, Atlas Pipeline Partners, L.P. (“APL”) entered into an Agreement and Plan of Merger (the “APL Merger Agreement”) with Targa Resources Partners LP (the “Partnership” or “TRP”), TRC, Targa Resources GP LLC, which is the general partner of TRP (“TRP GP”), Trident MLP Merger Sub LLC, which is a newly formed subsidiary of TRP (“MLP Merger Sub”), ATLS and Atlas Pipeline Partners GP, LLC, which is the general partner of APL (“APL GP”), pursuant to which TRP, immediately following the ATLS Merger, acquired APL in a merger between APL and MLP Merger Sub (the “APL Merger” or the “APL Acquisition”) with APL continuing as the surviving entity and as a wholly owned subsidiary of TRP.

In addition, in accordance with the terms and conditions set forth in the ATLS Merger Agreement, ATLS has pursuant to a separation and distribution agreement, (1) transferred its assets and liabilities other than those related to its “Atlas Pipeline Partners” segment to Atlas Energy Group, LLC (“New Atlas”), and (2) immediately prior to the ATLS Merger, effected a pro rata distribution to the ATLS unitholders of New Atlas common units representing a 100% interest in New Atlas (the “Spin-Off” and, together with the Atlas Mergers, the “Transactions”).

Acquisition of Atlas Energy, L.P.

Prior to the ATLS Merger, ATLS spun off its non-midstream assets. We refer to ATLS after giving effect to the Spin-Off as “RemainCo.” The assets and liabilities of RemainCo are solely the assets and liabilities related to ATLS’s “Atlas Pipeline Partners” segment. Subject to the terms and conditions set forth in the ATLS Merger Agreement, at the effective time of the ATLS Merger, holders of ATLS common units (other than certain common units held by TRC or ATLS or their wholly owned subsidiaries, which were cancelled) received (i) 0.1809 of a share of TRC common stock (the “ATLS Stock Consideration”) and (ii) $9.12 in cash, without interest (the “ATLS Cash Consideration” and together with the ATLS Stock Consideration, the “ATLS Merger Consideration”) for each ATLS common unit. TRC has obtained new senior secured credit facilities totaling $1.1 billion (the “Committed Financing”), which is comprised of a $430 million variable-rate term loan due 2022 (the “TRC Term Loan”) and a $670 million variable-rate revolving credit facility due 2020 (the “New TRC Revolver”), to replace its existing Senior Secured Revolving Credit Facility and to fund the cash components of the ATLS Merger, including cash merger consideration, $149.2 million related to change of control payments and a portion of the cash settlements of New Atlas equity awards, $88 million related to repayment of a portion of ATLS outstanding indebtedness and $11 million for reimbursement of certain ATLS transaction expenses.

In connection with the Spin-Off, each of the outstanding awards granted under ATLS’s equity compensation plans were converted into the right to receive adjusted awards relating to common units of ATLS and New Atlas, and all New Atlas awards issued in connection with the adjustment were subsequently cancelled and settled for cash, New Atlas common units, or a combination of both. Each option to purchase ATLS common units was converted into an adjusted ATLS option and a New Atlas option. The exercise price and number of units subject to each option were adjusted to preserve the aggregate intrinsic value of the original ATLS option as measured immediately before and immediately after the Spin-Off, subject to rounding.

Acquisition of Atlas Pipeline Partners, L.P.

In accordance with the terms and conditions set forth in the APL Merger Agreement, holders of APL common units (other than certain common units held by TRP or APL or their wholly owned subsidiaries, which were cancelled) received (i) 0.5846 of a unit of TRP (the “APL Unit Consideration”) and (ii) $1.26 in cash, without interest (the “APL Cash Consideration” and, together with the APL Unit Consideration, the “APL Merger Consideration”) for each APL common unit.

As the record date of the APL unitholders meeting (which was held to vote on the APL Merger) occurred before the mandatory conversion date of the APL Class D Preferred Units (as set forth in the certificate of designations for the APL Class D Preferred Units), APL, APL GP, TRP and TRP GP cooperated and took such actions as were necessary, required or advisable to cause all APL Class D Preferred Units that were issued and outstanding as of the record date for the APL unitholders meeting to be converted into APL common units. APL, APL GP, TRP and TRP GP took such actions as were necessary, required or advisable to redeem, effective as of the effective time of the APL Merger, the APL Class E Preferred Units in accordance with the certificate of designations for the APL Class E Preferred Units for $127.7 million in cash, which included $1.2 million representing all accumulated and unpaid distributions on the Class E Preferred Units as of the redemption date, immediately prior to the effective time of the APL Merger, and TRP deposited with the paying agent on behalf of APL the funds for such redemption. TRP financed the cash portion of the APL Merger with cash on hand and borrowings under its variable rate Senior Secured Revolving Credit Facility due 2017 (the “TRP Revolver”).

In connection with the APL Merger, TRC has agreed to reduce its incentive distribution rights for the four years following closing by fixed amounts of $37.5 million, $25.0 million, $10.0 million and $5.0 million, respectively. These annual amounts will be applied in equal quarterly installments for each successive four-quarter period following closing.

In connection with the APL Merger, each outstanding APL phantom unit award held by an individual employed by ATLS following the Spin-Off was cancelled and converted into (1) the APL Cash Consideration in respect of each APL common unit underlying such APL phantom unit award and (2) a TRP phantom unit award (Long Term Incentive Plan or “LTIP” Award) with respect to a number of TRP common units equal to the product of the APL Unit Consideration multiplied by the number of APL common units underlying such APL phantom unit award. Following the closing of the APL Merger, the TRP phantom unit award continues to have the same material terms and conditions and the same vesting conditions as applied to the corresponding APL phantom unit award immediately prior to the closing of the APL Merger, and will settle in TRP common units upon vesting. The unaudited pro forma condensed consolidated financial statements have been developed by applying pro forma adjustments to the historical audited and unaudited consolidated financial statements of TRP. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2014 of TRP has been prepared to give effect to the APL Merger as if it had occurred on December 31, 2014. The unaudited pro forma condensed consolidated statement of operations of TRP for the year ended December 31, 2014, has been prepared to give effect to the APL Merger as if it had occurred on January 1, 2014.

On January 15, 2015, TRP commenced concurrent offers to purchase for cash (the “APL Notes Tender Offers”) any and all outstanding 6 5⁄8% Senior Notes due 2020 (the “2020 APL Notes”), 4 3⁄4% Senior Notes due 2021 (the “2021 APL Notes”) and 5 7⁄8% Senior Notes due 2023 (the “2023 APL Notes” and, together with the 2020 APL Notes and the 2021 APL Notes, the “APL Notes”) issued by APL and Atlas Pipeline Finance Corporation (“APL Finance” and, together with APL, the “APL Issuers”), of which collectively $1.55 billion remained outstanding. TRP offered to purchase the APL Notes of each series for $1,015 per $1,000 principal amount, together with accrued and unpaid interest to the purchase date, which included an early tender premium of $30 per $1,000 principal amount of notes validly tendered prior to 5:00 p.m., New York City time, on January 29, 2015. The APL Notes Tender Offers have expired with $1,135.5 million of the APL Notes tendered.

The consummation of the APL Merger resulted in a Change of Control under the indenture governing the APL Notes and obligated the APL Issuers to make a Change of Control Offer (the “Change of Control Offer”) at $1,010 for each $1,000 principal plus accrued and unpaid interest from the most recent interest payment date. As permitted by the APL Indenture, TRP made a Change of Control Offer for any and all of the 2020 APL Notes in lieu of the APL Issuers and in advance of, and conditioned upon, the consummation of the merger with APL. The Change of Control Offer expired on March 3, 2015 with $4.8 million of the 2020 APL Notes tendered.

TRP financed the cash portion of the APL Notes Tender Offers and Change of Control Offer with the net proceeds from the 5% Senior Notes due 2018 (the “5% Notes”), the offering of which closed on January 30, 2015, and borrowings under the TRP Revolver.

The unaudited pro forma condensed consolidated financial statements include pro forma adjustments that are factually supportable and directly attributable to the APL Merger. In addition, with respect to the unaudited pro forma condensed consolidated statement of operations, pro forma adjustments have been made only for items that are expected to have a continuing impact on the consolidated results. The unaudited pro forma condensed consolidated financial statements do not give effect to any cost savings, operational synergies, or revenue enhancements expected to result from the APL Merger or the costs to achieve these cost savings, operating synergies and revenue enhancements.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with (i) the historical audited consolidated financial statements and related notes included in the respective Annual Reports on Form 10-K for the year ended December 31, 2014 for TRP and APL; and (ii) the notes accompanying these unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma adjustments are based on available preliminary information and certain assumptions that TRP believes are reasonable under the circumstances. The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and are not necessarily indicative of the results that might have occurred had the APL Merger taken place on December 31, 2014 for balance sheet purposes, and on January 1, 2014 for statement of operations purposes, and are not intended to be a projection of future results. Actual results may vary significantly from the results reflected because of various factors. All pro forma adjustments and their underlying assumptions are described more fully in the notes to the unaudited pro forma condensed consolidated financial statements.

TARGA RESOURCES PARTNERS LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2014

	Targa Resources Partners LP	Atlas Pipeline Partners, L.P.	Pro Forma Adjustments		Targa Resources Partners LP Pro Forma
	(In millions)
ASSETS
Current assets:
Cash and cash equivalents	$72.3	$8.1	$669.0	(d)	$81.9
			(669.0	)(d)
			1,179.9	(e)
			(1,179.9	)(e)
			1.5	(i)
Trade receivables, net	566.8	240.6	(0.5	)(i)	806.9
Other current assets	217.1	105.4	—		322.5

Total current assets	856.2	354.1	1.0		1,211.3

Property, plant and equipment	6,514.3	3,775.7	(525.7	)(a)	9,752.9
			(11.4	)(i)
Accumulated depreciation	(1,689.7)	(525.7)	525.7	(a)	(1,685.8)
			3.9	(i)

Property, plant and equipment, net	4,824.6	3,250.0	(7.5)		8,067.1
Goodwill	—	365.8	(365.8	)(h)	—
Intangible assets, net	591.9	596.3	836.1	(a)	3,630.4
			1,606.1	(b)
Investments in unconsolidated affiliates	50.2	177.2	—		227.4
Other long-term assets	54.3	81.3	(37.3	)(a)	107.6
			9.3	(e)

Total assets	$6,377.2	$4,824.7	$2,041.9		$13,243.8

LIABILITIES AND OWNERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$651.1	$329.4	$36.4	(g)	$1,005.2
			(11.7	)(e)
Current portion of debt	182.8	0.2	—		183.0

Total current liabilities	833.9	329.6	24.7		1,188.2

Long-term debt	2,783.4	1,938.9	13.4	(a)	5,042.5
			669.0	(d)
			(385.0	)(d)
			1,100.0	(e)
			79.9	(e)
			(1,157.1	)(e)
Deferred income taxes	13.7	30.9	—		44.6
Other long-term liabilities	57.8	6.8	—		64.6
Commitments and contingencies
Owners’ equity:
Class D convertible preferred limited partners’ interests	—	538.8	(538.8	)(c)	—
Class E preferred limited partners’ interests	—	121.9	(121.9	)(c)	—
Common unit holders	2,379.3	1,731.7	538.8	(c)	4,911.2
			(1.8	)(e)
			(2,270.5	)(f)
			2,575.8	(f)
			(35.7	)(g)
			(6.4	)(i)
General partner	78.6	47.8	(47.8	)(f)	1,736.8
			1,606.1	(b)
			(0.7	)(g)
			(0.1	)(i)
			52.9	(j)
Receivables from unit issuances	(1.0)	—	(52.9	)(j)	(53.9)
Accumulated other comprehensive income	60.3	—	—		60.3

	2,517.2	2,440.2	1,697.0		6,654.4
Noncontrolling interests in subsidiaries	171.2	78.3	—		249.5

Total owners’ equity	2,688.4	2,518.5	1,697.0		6,903.9
Total liabilities and owners’ equity	$6,377.2	$4,824.7	$2,041.9		$13,243.8

See accompanying notes to unaudited pro forma condensed consolidated financial statements

TARGA RESOURCES PARTNERS LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2014

	Targa Resources Partners LP	Atlas Pipeline Partners, L.P.	Pro Forma Adjustments		Targa Resources Partners LP Pro Forma
	(In millions)
Revenues	$8,616.5	$2,975.1	$(1.0	)(i)	$11,590.6
			(0.0	)(k)
Costs and expenses:
Product purchases	7,046.9	2,291.9	(0.0	)(k)	9,338.8
Operating expenses	433.0	113.6	(0.9	)(i)	545.7
Depreciation and amortization expense	346.5	202.5	(14.2	)(l)	606.1
			71.9	(m)
			(0.6	)(i)
General and administrative expense	139.8	74.0	(5.1	)(n)	185.5
			(23.2	)(o)
Other operating (income) expense	(3.0)	6.1	(6.1	)(p)	(3.0)

Income from operations	653.3	287.0	(22.8)		917.5
Other income (expense):
Interest expense, net	(143.8)	(93.1)	8.5	(q)	(228.4)
Equity earnings (loss)	18.0	(14.0)	(2.6	)(r)	1.4
Loss on early extinguishment of debt	(12.4)	—	—		(12.4)
Other	(5.2)	47.4	(47.8	)(r)	(1.3)
			4.3	(p)

Income (loss) before income taxes	509.9	227.3	(60.4)		676.8
Income tax (expense) benefit	(4.8)	2.3	—		(2.5)

Net income	505.1	229.6	(60.4)		674.3
Less: Net income attributable to noncontrolling interests	37.4	13.2	—		50.6
Preferred unit dividend effect	—	45.5	(45.5	)(c)	—
Preferred unit dividends in kind	—	42.5	(42.5	)(c)	—
Preferred unit dividends	—	8.2	(8.2	)(c)	—

Net income attributable to limited partners and general partner	$467.7	$120.2	$35.8		$623.7

Net income attributable to general partner	$148.7		$(34.4	)(s)	$114.3
Net income attributable to limited partners	319.0		190.4	(s)	509.4

Net income attributable to Targa Resources Partners LP	$467.7		$156.0		$623.7

Net income per limited partner unit-basic	$2.78				$2.98

Net income per limited partner unit-diluted	$2.77				$2.95

Weighted average limited partner units outstanding-basic	114.7	82.3	(25.8	)(t)	171.2
Weighted average limited partner units outstanding- diluted	115.1	98.4	(40.9	)(t)	172.6

See accompanying notes to unaudited pro forma condensed consolidated financial statements

TARGA RESOURCES PARTNERS LP

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Except as noted within the context of each footnote disclosure, the dollar amounts presented in the tabular data within these footnote disclosures are stated in millions of dollars.

Note 1—Basis of Pro Forma Presentation

Item 9.01 of Form 8-K requires that Targa Resources Partners LP provide the following pro forma financial statements applicable to the APL Merger:

•	Unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2014, prepared as if the APL Merger occurred as of January 1, 2014.

•	Unaudited pro forma condensed consolidated balance sheet as of December 31, 2014, prepared as if the APL Merger occurred as of the balance sheet date.

Under Securities and Exchange Commission (“SEC”) regulations, pro forma adjustments to TRP’s statement of operations are limited to those that are (1) directly attributable to the acquisition, (2) factually supportable and (3) expected to have a continuing impact. As such, in preparing the unaudited pro forma condensed consolidated statement of operations TRP has combined its reported results with those of the acquired company and made adjustments to:

•	exclude the financial results of assets sold by APL prior to TRP’s acquisition;

•	conform APL’s reported results of operations to TRP’s policies;

•	include incremental depreciation and amortization associated with fair value adjustments under the acquisition method of accounting for business acquisitions;

•	remove the direct, incremental costs of the acquisition that have been included in the historical financial statements;

•	eliminate the impact of historical transactions between APL and TRP; and

•	include the financing costs applicable to the financing transactions for the APL Merger described above.

Under SEC regulations, pro forma adjustments to TRP’s balance sheet are limited to those that give effect to events that are directly attributable to the acquisition and are factually supportable regardless of whether they have a continuing impact or are nonrecurring. The pro forma adjustments are based on the account balances and unit counts as of the pro forma balance sheet date, which will change between the pro forma balance sheet date and the closing date of the merger. In preparing the unaudited pro forma condensed consolidated balance sheet, TRP has utilized its previously reported audited consolidated balance sheet as of December 31, 2014 and made adjustments to:

•	incorporate the fair values of the assets and liabilities acquired based on TRP’s preliminary APL Merger valuation;

•	reflect the transfer by TRC of its acquired 100% interest in Atlas Pipeline Partners GP, LLC (the GP interest, IDRs and control over and management of APL) in conjunction with this transaction;

•	present the impact of the merger consideration paid in cash and via common unit exchange, as well as the preferred unit redemptions and conversions described above;

•	reflect TRP’s incremental borrowings to finance activities directly related to the APL Merger;

•	reflect the cash tender of the 2020 APL Notes, the 2021 APL Notes and the 2023 APL Notes based on the actual number of APL Notes validly tendered and exchanged for cash; and

•	accrue acquisition related expenses.

TRP accounts for business combinations pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. The unaudited pro forma condensed consolidated financial statements reflect preliminary estimates of the fair values of assets acquired and liabilities assumed. The fair values assigned to APL’s tangible and intangible assets acquired and liabilities assumed are based on management’s estimates and assumptions. The estimated fair values of these assets acquired and liabilities assumed are considered preliminary and are based on the information that is currently available. These fair value estimates may be revised after the Transactions close to reflect the final valuation based on updated information and revised assumptions. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results that actually would have occurred if TRP had completed the APL Merger on the dates indicated or which could be obtained in the future. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with these notes accompanying the unaudited pro forma condensed consolidated financial statements and with the historical consolidated financial statements.

Note 2—Acquisition of Atlas Pipeline Partners, L.P.

On October 13, 2014, TRP and APL entered into the APL Merger Agreement. The APL Merger closed on February 27, 2015. The pro forma fair value of the consideration transferred for APL was approximately $4.8 billion, which consisted of the following:

Purchase price:
Value of Partnership units exchanged for APL equity	$2,575.8
Cash payment to APL unitholders ($1.26 per unit multiplied by 101.2 million units at December 31, 2014)	127.5
APL redemption of Class E Preferred Units at closing; Targa deposit of the funds	127.7
Change of control payments	28.8

Total purchase consideration	$2,859.8

Debt outstanding (as of December 31, 2014):
APL Senior Notes due 2020, 2021 and 2023 (1)	$1,553.9
APL Senior Secured Revolving Credit Facility that matures in May 2017 (the “APL Revolver”)	385.0

Total debt outstanding (2)	$1,938.9

(1)	The 2020 APL Notes include a net $3.9 million unamortized premium as of December 31, 2014.
(2)	Excludes $0.2 million of capital leases as of December 31, 2014.

The equity value portion of the consideration for TRP’s common units included in these pro forma financial statements is based on the closing price of $43.82 on February 27, 2015, and calculated as follows:

Equity Value Portion of Consideration (in millions)
APL unit count as of December 31, 2014:
Common Units	84.5
Class D Preferred Units	15.0
Phantom Units	1.7

Total fully diluted units (excluding Class E)	101.2

Closing unit price of Targa Resources Partners LP
February 27, 2015	$43.82
Fixed exchange ratio	x0.5846

25.62
Total fully diluted units (excluding Class E)	x101.2

Equity value, fully diluted (excluding Class E)	2,592.5
Less: value of estimated unvested portion of APL phantom units converted to TRP LTIP units	(16.7)

Value of Partnership units exchanged for APL equity	$2,575.8

Note 3—Pro Forma Adjustments and Assumptions

The unaudited pro forma condensed consolidated financial statements include adjustments required under SEC regulations as follows:

(a)	Reflects TRP’s preliminary fair value determination. This determination is subject to further assessment and adjustments pending additional information sharing between the parties, third-party appraisals and other potential adjustments.

	December 31, 2014	Lives (in years)
Preliminary fair value determination:
Cash and cash equivalents (1)	$8.1	NA
Trade receivables, net (1)	240.6	NA
Other current assets (1)	105.4	NA
Property, plant and equipment (2)(3)	3,250.0	30
Investments in unconsolidated affiliates (2)	177.2	NA
Goodwill (2)	—	NA
Intangible assets (2)(3)	1,432.4	20
Other long-term assets (2)(3)	44.0	NA
Current liabilities, less current portion of long-term debt (1)	(329.4)	NA
Long-term debt (2)(3)	(1,952.5)	NA
Other long-term liabilities (2)	(37.7)	NA
Noncontrolling interest in subsidiaries (2)	(78.3)

Net tangible and intangible assets acquired	$2,859.8
Intangible value allocated from TRC’s contribution of GP interest in APL (2)	1,606.1	20

Total preliminary fair value determination	$4,465.9

(1)	Management anticipates that the fair values of working capital items approximate their carrying values.
(2)	The fair values of assets acquired and liabilities assumed are considered preliminary and are based on the information that is currently available. Therefore, the fair values determined for these items may change significantly as additional information is obtained.
(3)	The preliminary fair value adjustments to historical APL book values include: (i) an increase to intangible assets of $836.1 million; (ii) a decrease to other long-term assets for the write-off of debt issuance costs of $37.3 million; and (iii) an increase to long-term debt of $13.4 million. At this time, no assumptions have been made regarding the fair value of property, plant and equipment until detailed valuation appraisals are prepared.

(b)	Reflects the transfer by TRC of its acquired 100% interest in Atlas Pipeline Partners GP, LLC, which was obtained through the acquisition of ATLS by TRC and the APL Merger. The pro forma fair value of the consideration transferred by TRC for ATLS not included in the unit exchange was approximately $1.6 billion, and was comprised of:

Purchase price:
Value of TRC shares exchanged for ATLS equity	$1,011.0
Cash payment to ATLS unitholders ($9.12 per unit multiplied by 56.4 million units at December 31, 2014)	514.6
Cash payment to ATLS for repayment of a portion of ATLS outstanding indebtedness	88.0
Change of control payments and cash settlements	149.2
Reimbursement of ATLS deal expense by TRC	11.0
Less: Value of APL units held by APL GP	(154.7)

Total purchase consideration	$1,619.1

The preliminary fair value determination at the TRC parent level identified $1,606.1 million of intangible value as well as $13.0 million, net, of other assets and liabilities, as of the pro forma balance sheet date of December 31, 2014. The intangible asset value is primarily related to TRC’s acquired 100% interest in Atlas Pipeline Partners GP, LLC (the general partner interest, incentive distribute rights and control over and management of APL). The equity value portion of the consideration for TRC’s common shares included in these pro forma financial statements is based on the closing price of $99.58 on February 27, 2015.

(c)	Reflects the redemption of Class E Preferred Units, which had a book value of $121.9 million at December 31, 2014, for $127.7 million, representing their redemption price of $25.00 per unit and $1.2 million for all accumulated and unpaid distributions as of the redemption date. Additionally reflects the conversion of the $538.8 million of Class D Preferred Units to Common Units and the elimination of the impact of preferred unit dividends on net income attributable to limited partners.

(d)	The following table reflects the estimated sources and uses of cash for the acquisition:

Sources
Proceeds from long-term debt:
Borrowings under existing TRP Revolver	$669.0

Total sources of cash	$669.0

Uses
Redemption of Class E Preferred Units	$(127.7)
Cash payment to APL unitholders ($1.26 per unit multiplied by 101.2 million units at December 31, 2014)	(127.5)
Change of control payments	(28.8)
Payoff of APL Revolver borrowings as of December 31, 2014	(385.0)

Total uses of cash	$(669.0)

(e)	Reflects the consummation of the APL Notes Tender Offers and Change of Control Offer based on the actual number of APL Notes validly tendered and exchanged for cash. The cash payments include $11.7 million of accrued interest, $9.3 million of estimated debt issue costs and $1.8 million of dealer manager fees associated with the APL Notes Tender Offers and Change of Control Offer.

The following table reflects the estimated sources and uses of cash for the APL Notes Tender Offers and Change of Control Offer:

Sources
Proceeds from long-term debt:
Borrowings under 5% Senior Notes due 2018	$1,100.0
Borrowings under existing TRP Revolver	79.9

Total sources of cash	$1,179.9

Uses
Cash payments under APL Notes Tender Offers and Change of Control Offer, including $11.7 million of accrued interest	$(1,168.8)
Debt issue costs incurred for 5% Senior Notes due 2018	(9.3)
Dealer manager fees	(1.8)

Total uses of cash	$(1,179.9)

(f)	Reflects the common units issued as consideration to APL unitholders based on the equity value of the transaction of $2,575.8 million, as well as the elimination of APL unitholders’ historical equity value of $1,731.7 million for common units and $538.8 million for the Class D preferred units converted to common units in conjunction with this transaction.

(g)	Reflects the accrual of estimated acquisition-related transaction costs including legal, accounting, banking and other fees that are directly attributable to the transaction. The allocation of costs to the general partners is based on the 2% general partnership interest.

(h)	Reflects the elimination of APL’s historical goodwill.

(i)	Reflects the transfer of 100% of APL’s interest in gas gathering assets located in the Appalachian Basin of Tennessee to APL’s affiliate, Atlas Resource Partners, L.P., for $1.0 million plus working capital adjustments, concurrent with the closing of the APL Merger.

(j)	Reflects contribution of $52.9 million by TRC that would be required to maintain its 2% general partner interest in TRP.

(k)	Reflects the elimination of third party transactions between TRP and APL, which are intercompany transactions on a pro forma basis. Amount is less than $50 thousand for the year ended December 31, 2014.

(l)	Reflects the change in depreciation expense over the period presented as a result of the acquisition.

	Estimated Book Value	Useful Lives (in years) (1)
Property, plant and equipment	$3,250.0	30

Year Ended December 31, 2014
Reversal of depreciation recorded at APL	$(122.5)
Depreciation expense based on the book value	108.3

$(14.2)

(1)	For purposes of these pro forma financial statements, TRP has utilized the straight-line depreciation method and assumed an estimated useful life of 30 years for plant, property and equipment. TRP will subsequently determine the depreciation methods and estimated useful lives of the tangible assets of this acquisition. A five year change in estimated useful lives of depreciable tangible assets would result in a change to revised pro forma straight-line depreciation expense for the year ended December 31, 2014 as shown in the table below:

	Useful Lives
	25 Years	35 Years
Increase (decrease) in depreciation of property, plant and equipment Year ended December 31, 2014	$21.7	$(15.5)

(m)	Reflects the difference between the historical balances of APL’s intangible assets, net, and TRP’s preliminary estimate of intangible assets acquired in connection with the acquisition. Additionally, reflects the change in amortization expense over the periods presented.

	Estimated Book Value	Useful Lives (in years) (1)
Intangibles	$3,038.5	20

Year Ended December 31, 2014
Reversal of amortization recorded at APL	$(80.0)
Amortization expense based on the new book value	151.9

$71.9

(1)	For purposes of these pro forma financial statements, TRP has utilized the straight-line amortization method and assumed an estimated useful life of 20 years for intangible assets, which is consistent with the useful lives of TRP’s existing intangible assets. TRP will subsequently determine the amortization method and estimated useful lives of the intangible assets of this acquisition. A five year change in estimated useful lives of definite-lived amortizable intangible assets would result in a change to revised pro forma straight-line amortization expense for the year ended December 31, 2014 as shown in the table below:

	Useful Lives
	15 Years	25 Years
Increase (decrease) in amortization of intangible assets Year ended December 31, 2014	$50.6	$(30.4)

(n)	Reflects the elimination of $5.1 million for the year ended December 31, 2014 for compensation reimbursements to ATLS for executives not part of the acquired company. The financial effect and timing of the elimination of costs are certain. The allocation of general and administrative expenses from TRC to TRP is not expected to be materially impacted by the merger, as TRP already receives a full allocation of similar executive stewardship costs, which would not change due to the APL Merger.

(o)	Reflects the estimated stock-based compensation expense related to the fair value of the unvested portion of replacement Partnership LTIP awards to be issued in connection with the acquisition to APL phantom unitholders who will continue to provide service as Targa employees. The compensation expense is recognized over the estimated remaining vesting periods and replaces the historical stock-based compensation expense recorded by APL for phantom units. Additionally, reflects the incremental estimated stock-based compensation expense related to the fair value of the unvested portion of replacement TRC restricted stock awards to be issued in connection with the acquisition to ATLS phantom unitholders and unvested ATLS option holders who will continue to provide service as Targa employees. These costs are passed to TRP through Targa’s general and administrative expense allocation process.

Year Ended December 31, 2014
APL Phantom Unit Expense	$(25.1)
TRP LTIP Estimated Compensation Expense	8.9
RemainCo Phantom Unit Expense	(10.0)
TRC Estimated Compensation Expense Allocated to TRP	3.0

$(23.2)

(p)	Reflects the removal of the direct, incremental costs of the acquisition including due diligence and other transaction costs, which have been expensed in the historical financial statements of TRP and APL.

(q)	Reflects additional interest expense on the Senior Notes due 2018 and net borrowings under the TRP Revolver in connection with the acquisition offset by the elimination of interest expense on the tendered APL Notes, at historical weighted average rates for the revolving credit facilities and at historical fixed rates for the APL and TRP Notes:

Year Ended December 31, 2014
Pro forma interest expense:
Interest expense on the TRP Revolver (2.0% for 2014; principal of $748.9 million)	$15.0
Interest expense on the 5% Senior Notes due 2018 (principal of $1,100.0 million)	55.0
Amortization of debt issue costs associated with the 5% Senior Notes due 2018	2.3
Less: Interest expense on the APL Revolver (2.7% for 2014; principal of $385.0 million)	(10.4)
Less: Interest expense on the APL 6 5⁄8% Notes due 2020 ($144.9 million tendered)	(9.6)
Less: Interest expense on the APL 4 3⁄4% Notes due 2021 ($393.5 million tendered)	(18.7)
Less: Interest expense on the APL 5 7⁄8% Notes due 2023 ($601.9 million tendered)	(35.4)
Less: Amortization of debt issue costs written off in purchase accounting	(7.1)
Amortization of premium implied by fair value adjustment to non-tendered APL Notes	0.4

Pro forma interest expense adjustment for the acquisition	$(8.5)

A 1/8 percent variance in the interest rates for the TRP Revolver would have increased or decreased pro forma interest expense by $0.9 million for the year ended December 31, 2014.

(r)	APL sold its 20% interest in West Texas LPG Pipeline Limited Partnership (“WTLPG”) in May 2014. These adjustments reflect the elimination of the Gain on Sale of WTLPG in 2014, as well as the equity earnings of WTLPG in 2014.

(s)	Reflects the adjustment of net income attributable to the general partner (2%) and limited partners (98%) to give effect to the impact of pro forma adjustments, as well as the pro forma reduction of the general partners’ incentive distribution rights by a fixed amount of $37.5 million for the year ended December 31, 2014.

(t)	Reflects adjustments to weighted average basic and diluted units to give effect to each APL common unitholder entitled to receive 0.5846 common units of TRP in connection with the APL Merger:

Year Ended December 31, 2014
APL weighted average limited partner units outstanding - basic	82.3
APL weighted average Class D Preferred Units (to be converted to limited partner units)	14.4

96.7
Fixed exchange ratio	x0.5846

56.5
TRP weighted average limited partner units outstanding—basic	114.7

Pro forma TRP weighted average limited partner units outstanding—basic	171.2

APL weighted average limited partner units outstanding—diluted	98.4
Fixed exchange ratio	x0.5846

57.5
TRP weighted average limited partner units outstanding—diluted	115.1

Pro forma TRP weighted average limited partner units outstanding—diluted	172.6